UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 13, 2026

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

1-905	PPL Electric Utilities Corporation			23-0959590
(Exact name of Registrant as specified in its charter)
Pennsylvania
827 Hausman Road
	Allentown,	PA	18104-9392
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Corporate Units of PPL Corporation	PPLC	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	PPL Electric Utilities Corporation

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	PPL Electric Utilities Corporation

Section 8 – Other Events

Item 8.01 Other Events

On March 13, 2026, PPL Electric Utilities Corporation ("PPL Electric") submitted a joint petition with the Pennsylvania Public Utility Commission ("PUC") reflecting its previously announced settlement (the "Settlement") to resolve all issues in PPL Electric's base rate proceeding. The Settlement was supported or not opposed by the majority of intervening parties, with limited objections raised by two parties focused solely on certain large net metering customer classification provisions. The Settlement is subject to PUC approval, with a decision expected before the end of the second quarter of 2026.

If approved as proposed, the Settlement would authorize an annual electric base distribution revenue increase of approximately $275 million, compared to PPL Electric's filed request of approximately $356 million. The Settlement does not stipulate a return on equity or capital structure. The Settlement is based on a fully projected future test year ending June 30, 2027. Rates are proposed to take effect for service rendered on and after July 1, 2026. The Settlement includes a provision generally limiting further changes to distribution base rates for two years following the effective date, subject to the Settlement's terms.

Below is a summary of several additional key stipulations of the Settlement.

Distribution System Improvement Charge (DSIC) Reset and Related Capital Recovery
The Settlement provides for DSIC eligible capital investment (and associated depreciation and tax effects) to be rolled into base rates, consistent with PPL Electric's proposal, and for the DSIC to be reset to 0%, capped at 5.0% of annual distribution revenues, upon implementation of new base rates. For DSIC purposes, PPL Electric would use the equity return rate for electric utilities contained in the PUC's most recent Quarterly Report on the Earnings of Jurisdictional Utilities.

Storm Cost Recovery
The Settlement supports updates to PPL Electric's Storm Damage Expense Rider (SDER) framework to align storm cost recovery with expected expense levels and mitigate earnings volatility associated with severe weather events. The Settlement sets the expense from reportable storms recovered through base rates for the SDER at $32 million annually beginning July 1, 2026, an increase from $20 million. To the extent eligible reportable storm expenses are above or below this level, over or under collections would be addressed through the SDER during the applicable recovery period.

Capitalization of Information Technology Upgrades
The Settlement supports capitalization of Information Technology (IT) upgrades for planned system implementations and infrastructure costs for shared IT platforms. The total cost of these projects is approximately $54 million, inclusive of Allowance for Funds Used During Construction ("AFUDC") through the Fully Projected Future Test Year.

New Large Load Tariff with Support for Residential Low-Income Program
The Settlement establishes a structured framework for serving large load customers (including data centers) that would support economic development while protecting existing customers from cost shifting. As part of compliance tariff filings, the Settlement supports adoption of a new LP-6 tariff schedule governing service to certain large load customers (including data centers), with applicability thresholds and conditions described in the Settlement. LP-6 customers would be required to enter into electric service agreements that include, among other terms, minimum contract term provisions, load ramp schedules, minimum load guarantee provisions, security for certain upgrade costs placed into transmission rate base (the "rate base security obligation"), and an exit fee mechanism. This new rate class would also provide $11 million in support for PPL Electric's residential low-income program. The Settlement also recognizes that related issues are pending in a separate statewide PUC proceeding regarding large load model tariffs and preserves rights to seek future modifications consistent with any final order in that proceeding.

Customer Service, Low Income, and Universal Service Commitments
The Settlement includes customer service and universal service enhancements, including updated training and customer communications. In addition, the Settlement provides for enhancements to Customer Assistance Program processes and customer notifications, an increase to the Low-Income Usage Reduction Program annual budget beginning January 1, 2027 of $1.5 million (to a total of $13.5 million) with a rollover mechanism for unspent amounts, and a waiver of reconnection fees for low-income customers beginning July 1, 2027.

The Settlement also contains agreed positions regarding certain other tariff, rate, regulatory accounting and other issues raised in the proceedings, as well as recommending approval of all remaining matters as requested by PPL Electric's rate request.

The Settlement, as well as matters raised by opposing intervenors, are subject to PUC review and action, including approval, denial or modification. There can be no assurance regarding the timing or outcome of the PUC's consideration.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press release dated March 13, 2026 announcing PPL Electric Utilities Corporation's filing of a joint petition for non-unanimous settlement with the Pennsylvania Public Utility Commission.
	104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

Cautionary Statement on Forward-Looking Statements

Statements in this report regarding future events and their timing, including statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation and PPL Electric believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity; political, regulatory or economic conditions in states and regions where PPL Electric conducts business and final negotiated terms and conditions in any prospective contracts. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation's and PPL Electric's Form 10-K and other reports on file with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  March 13, 2026